Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

B. Riley Financial, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o) and 457(r)	-	-	$114,999,995	0.00011020	$12,673	(1)
Total Offering Amounts						$114,999,995		$12,673	(1)
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$12,673	(1)

(1)	Calculated in accordance with Rule 457(o) based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant initially deferred payment of all of the registration fee for Registration Statement on Form S-3ASR (File No. 333-252513), except with respect to unsold securities that have been previously registered.